BROADPOINT TO ACQUIRE GLEACHER PARTNERS

COMBINED COMPANY TO PROVIDE ADVICE AND EXECUTION
FOR MAJOR CORPORATIONS AND INSTITUTIONS

LEE FENSTERSTOCK TO SERVE AS CHIEF EXECUTIVE OFFICER,
ERIC GLEACHER TO BE NAMED CHAIRMAN

FIRM TO BE RENAMED BROADPOINT GLEACHER

COMPANY TO HOST ANALYST AND INVESTOR WEBCAST AND TELECONFERENCE AT 10:00 A.M. (EST)

New York, NY., March 3, 2009 – Broadpoint Securities Group, Inc. (NASDAQ:  BPSG) today announced it has entered into a definitive merger agreement to acquire Gleacher Partners Inc., an internationally recognized financial advisory boutique best known for advising major companies in mergers and acquisitions.

Gleacher Partners, founded in 1990 by Eric Gleacher, has advised in more than $250 billion of mergers, acquisitions, divestitures and restructurings and has never had an unprofitable year.  Recent transactions include representing General Dynamics on its $2.2 billion acquisition of Jet Aviation, and representing Hexion in its $10 billion bid for Huntsman Corporation.

Broadpoint Securities Group, Inc. provides sales, trading, and research in fixed income, equity, and mortgage asset and asset backed securities. It also provides restructuring advisory services to corporations and creditors. Since September 2007, the firm has raised $95 million in new capital, hired over 225 research, sales, trading, and banking professionals and was the best performing stock among independent investment banks. In its most recent quarter, the firm reported revenue growth of 378% to $50.6 million, pre-tax profits of $1.8 million and annualized revenue per employee of $842,000. Broadpoint Securities Group, Inc. before this transaction was the 11th largest publicly traded investment bank in the United States as ranked by market capitalization and has taken no government funds.

For the past 75 years, the American economy and the corporations and entrepreneurs which have created the economic growth so critical to American life and our standard of living have benefited greatly from our system of investment banking. Whether raising capital for corporations or helping investors reach their goals, American investment banks have been indispensable intermediaries. In the last six months, our invaluable investment banking system has been severely damaged and dramatically reduced in size.

Broadpoint Gleacher, as the merged firm will be known, will combine Broadpoint’s strength in sales, trading and research in fixed income, equity and mortgage and asset-backed securities with Gleacher’s highly respected advisory business. The combined firm will assist major companies with their strategic initiatives and provide financing advice and execution, as required.  The firm will offer restructuring and recapitalization advice as our economy deleverages and rights itself for a successful future.

These services can only be provided by individuals of the highest caliber who provide economic value to their clients. Broadpoint Gleacher’s clients and shareholders will benefit, and it is the firm’s philosophy that its employees will benefit directly from the value they create, without limitations.

The combined firm will employ approximately 285 people. The investment banking staff will total 55 people with a dedicated restructuring team of 20 professionals. The debt capital markets division currently employs 43 high yield and high grade sales professionals, 11 desk analysts and 11 trading professionals. The mortgage and asset backed division is comprised of 30 sales professionals, 4 quantitative analysts and 11 trading professionals, as well as an advisory business dedicated to valuing difficult to value structured financial products. The equity division, which focuses on technology, aerospace and defense, and cleantech, employs 20 research professionals and 26 sales and trading personnel.

Lee Fensterstock, Chairman and Chief Executive Officer of Broadpoint Securities Group, said, “During the past 18 months, we have assembled a powerful sales and trading franchise serving more than 1,000 institutions across a full product spectrum, executing more than $100 billion in transactions in 2008.  The acquisition of Gleacher Partners completes the foundation for Broadpoint Gleacher. The needs of corporations and institutions for advice and execution have not changed and, if anything, are greater than ever in the current economic climate. Our goal is to meet their needs with unconflicted value added solutions and to help fill the competitive void left by recent developments in the industry.”

Eric Gleacher, Chairman of Gleacher Partners, said, “The opportunity presented by the astounding downsizing in investment banking is unprecedented. I’ve not seen anything comparable or as potentially attractive during my entire career.  Success will not come easily, but demand out in the marketplace is very substantial – either in restructuring, at present, or for growth in the future.  Our goal will be flawless execution under the highest standards of integrity.”

Under the terms of the merger agreement, Broadpoint will pay the selling stockholders of Gleacher Partners $20 million and issue 23 million shares of common stock subject to resale restrictions.  MatlinPatterson FA Acquisition LLC, Broadpoint’s majority shareholder, has approved the issuance of the shares of Broadpoint common stock in the transaction.  The transaction is subject to regulatory approval and customary closing conditions and is expected to close by June 30, 2009.

Webcast and Teleconference Information

The Company will hold a webcast today, Tuesday, March 3, 2009 at 10:00 A.M. (EST). The webcast can be accessed on the Investor Relations portion of the Company’s website at www.bpsg.com, as well as being distributed through Thomson StreetEvents Network. Individual investors can see the webcast at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can view the webcast via Thomson StreetEvents (www.streetevents.com), a password protected event management site. You may also participate on the conference call by dialing (888) 713-4213 for domestic calls or (617) 213-4865 for international calls, and provide participant passcode 40933018 or request the Broadpoint Webcast

& Conference Call. For those who cannot join the live webcast, a recording will be available for seven days following the webcast by dialing (888) 286-8010 for domestic calls or (617) 801-6888 for international calls, participant passcode 22278032.   When accessing the webcast, please ensure that you are listening to either of the webcast or the teleconference bridge independently.

About Broadpoint Securities Group

Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its Equity Capital Markets subsidiary, Broadpoint AmTech, and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.

About Gleacher Partners

Gleacher Partners has established a global reputation for providing the highest level of strategic advice to corporations, principally related to mergers and acquisitions and restructurings. Since its founding, Gleacher Partners has advised clients on more than $250 billion of M&A transactions and distinguishes itself by providing independent, senior-level attention in the most complex and challenging situations.  The firm has offices in New York, Atlanta and Chicago and has over 40 employees. For more information, please visit www.gleacher.com

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

Source: Broadpoint Capital, Inc.

Investor:

Broadpoint Securities Group, Inc.

Robert Turner, 212-273-7109

Chief Financial Officer

Media:

Halldin Public Relations

Ray Young, 916-781-0659